NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348    FOR IMMEDIATE RELEASE
May 1, 2014

FIRST QUARTER 2014 OPERATING RESULTS
ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, May 1, 2014 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced its operating results for the quarter ended March 31, 2014. Highlights include:

Operating Results:

•	Revenues and net earnings, FFO, Recurring FFO and AFFO available to common stockholders and diluted per share amounts:

	Quarter Ended
	March 31,
	2014	2013
	(in thousands, except per share data)
Revenues	$104,064	$92,464

Net earnings available to common stockholders	$34,474	$29,304
Net earnings per common share	$0.28	$0.25

FFO available to common stockholders	$61,641	$54,640
FFO per common share	$0.51	$0.47

Recurring FFO available to common stockholders	$61,799	$55,399
Recurring FFO per common share	$0.51	$0.48

AFFO available to common stockholders	$62,719	$57,014
AFFO per common share	$0.51	$0.49

•	Portfolio occupancy was 98.2% at March 31, 2014, as compared to 98.2% at December 31, 2013 and 97.8% at March 31, 2013

Investments and Dispositions for the quarter ended March 31, 2014:

•	Investments:

◦	$94.0 million in property investments, including the acquisition of 47 properties with an aggregate 309,000 square feet of gross leasable area at an initial cash yield of 7.7%

•	Dispositions:

◦	Four properties with net proceeds of $11.2 million producing $1.2 million of gains on sales, net of income tax and noncontrolling interest

Capital transactions for the quarter ended March 31, 2014:

•	Raised $21.2 million in net proceeds from the issuance of 616,503 common shares

National Retail Properties announced an increase in 2014 FFO guidance from a range of $1.94 to $1.99 to a range of $1.95 to $2.00 per share before any impairment expense. 2014 AFFO is estimated to be $2.01 to $2.06 per share. The FFO guidance equates to net earnings before any gains or losses from the sale of real estate of $1.07 to $1.12 per share, plus $0.88 per share of expected real estate depreciation, amortization and impairments. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company's reports filed with the Securities and Exchange Commission.

Craig Macnab, Chief Executive Officer, commented: "We believe that our strategy of focusing on net-leased retail real estate continues to offer attractive risk-adjusted returns. Our portfolio continues to be very well occupied and we are finding attractive returns as we deploy new capital. 2014 is off to a good start and our  balance sheet remains in great shape to fund additional acquisitions. We will continue to be selective but as we identify new acquisitions, funded with our low cost of capital, we expect to continue to drive per share growth."

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of March 31, 2014, the company owned 1,903 properties in 47 states with a gross leasable area of approximately 20.6 million square feet. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on May 1, 2014, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of the company's tenants, the availability of capital, risks related to the company's status as a REIT and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties, Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed on Form 10-Q with the SEC for the quarter ended March 31, 2014. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses), any applicable taxes and noncontrolling interests on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

In April 2014, the FASB issued Accounting Standards Update ("ASU") 2014-08, “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposal of Components of an Entity,” effective for fiscal years beginning on or after December 15, 2014, with early adoption permitted beginning January 1, 2014. Under ASU 2014-08, only disposals representing a strategic shift in operations are to be presented as discontinued operations. NNN has elected early adoption of ASU 2014-08. This requires the Company to continue to classify any property disposal or property classified as held for sale as of December 31, 2013 as discontinued operations prospectively. Therefore, the revenues and expenses related to these properties are presented as discontinued operations as of March 31, 2014. The Company did not classify any additional properties as discontinued operations subsequent to December 31, 2013. The adoption of ASU 2014-08 did not have a significant impact on NNN’s financial position or results of operations.

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended
	March 31,
	2014	2013
Income Statement Summary

Revenues:
Rental and earned income	$99,588	$88,476
Real estate expense reimbursement from tenants	3,232	2,998
Interest and other income from real estate transactions	792	384
Interest income on commercial mortgage residual interests	452	606
	104,064	92,464

Operating expenses:
General and administrative	8,915	8,264
Real estate	4,340	3,964
Depreciation and amortization	28,012	23,716
Impairment – commercial mortgage residual interests valuation	158	—
Impairment charges	396	2,851
	41,821	38,795

Other expenses (revenues):
Interest and other income	(63)	(334)
Interest expense	20,278	21,960
	20,215	21,626

Income tax benefit	93	830

Earnings from continuing operations	42,121	32,873

Earnings (loss) from discontinued operations, net of income tax expense	(36)	1,030
Earnings before gain on disposition of real estate, net of income tax expense	42,085	33,903

Gain on disposition of real estate, net of income tax expense	1,756	—

Earnings including noncontrolling interests	43,841	33,903

Loss (earnings) attributable to noncontrolling interests:
Continuing operations	(508)	167
Discontinued operations	—	(4)
	(508)	163

Net earnings attributable to NNN	43,333	34,066
Series D preferred stock dividends	(4,762)	(4,762)
Series E preferred stock dividends	(4,097)	—
Net earnings available to common stockholders	$34,474	$29,304

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended
	March 31,
	2014	2013

Weighted average common shares outstanding:
Basic	121,576	113,491
Diluted	121,867	115,850

Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.28	$0.25
Discontinued operations	—	0.01
Net earnings	$0.28	$0.26

Diluted:
Continuing operations	$0.28	$0.24
Discontinued operations	—	0.01
Net earnings	$0.28	$0.25

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended
	March 31,
	2014	2013
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$34,474	$29,304
Real estate depreciation and amortization:
Continuing operations	27,953	23,663
Discontinued operations	—	86
Gain on disposition of real estate, net of income tax and noncontrolling interest	(1,245)	(505)
Impairment charges — real estate	459	2,092
Total FFO adjustments	27,167	25,336
FFO available to common stockholders	$61,641	$54,640

FFO per share:
Basic	$0.51	$0.48
Diluted	$0.51	$0.47

Recurring Funds from Operations Reconciliation:
Net earnings available to common shareholders	$34,474	$29,304
Total FFO adjustments	27,167	25,336
FFO available to common shareholders	61,641	54,640

Impairment — commercial mortgage residual interests valuation	158	—
Impairment charges	—	759
Total Recurring FFO adjustments	158	759
Recurring FFO available to common shareholders	$61,799	$55,399

Recurring FFO per share:
Basic	$0.51	$0.49
Diluted	$0.51	$0.48

National Retail Properties, Inc. (in thousands, except per share data) (unaudited)

	Quarter Ended
	March 31,
	2014	2013
Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common shareholders	$34,474	$29,304
Total FFO adjustments	27,167	25,336
Total Recurring FFO adjustments	158	759
Recurring FFO available to common stockholders	61,799	55,399

Straight line accrued rent	(602)	(777)
Net capital lease rent adjustment	329	400
Below market rent amortization	(625)	(625)
Stock based compensation expense	2,252	1,714
Capitalized interest expense	(434)	(219)
Convertible debt interest expense	—	1,122
Total AFFO adjustments	920	1,615
AFFO available to common stockholders	$62,719	$57,014

AFFO per share:
Basic	$0.52	$0.50
Diluted	$0.51	$0.49

Other Information:
Percentage rent	$90	$372
Amortization of debt costs	$656	$907
Scheduled debt principal amortization (excluding maturities)	$279	$260
Non-real estate depreciation expense	$65	$61
Real estate acquisition costs (included in general and administrative expense)	$208	$—

National Retail Properties, Inc. (in thousands) (unaudited)

Earnings from Discontinued Operations: Effective January 1, 2014, NNN has early adopted ASU 2014-08. Under ASU 2014-08, only disposals representing a strategic shift in operations are to be presented as discontinued operations. This requires the Company to continue to classify any property disposal or property classified as held for sale as of December 31, 2013 as discontinued operations prospectively. Therefore, the revenues and expenses related to these properties are presented as discontinued operations as of March 31, 2014. The Company did not classify any additional properties as discontinued operations subsequent to December 31, 2013.

	Quarter Ended
	March 31,
	2014	2013

Revenues:
Rental and earned income	$—	$662
Real estate expense reimbursement from tenants	5	51
Interest and other income from real estate transactions	—	4
	5	717

Expenses:
General and administrative	—	2
Real estate	(13)	20
Depreciation and amortization	—	89
Impairment charges	63	—
Interest	—	31
	50	142

Gain on disposition of real estate	9	505
Income tax expense	—	(50)

Earnings (loss) from discontinued operations attributable to NNN including noncontrolling interests	(36)	1,030
Earnings attributable to noncontrolling interests	—	(4)
Earnings (loss) from discontinued operations attributable to NNN	$(36)	$1,026

National Retail Properties, Inc. (in thousands) (unaudited)

	March 31, 2014	December 31, 2013
Balance Sheet Summary

Assets:
Cash and cash equivalents	$5,926	$1,485
Receivables, net of allowance	3,690	4,107
Mortgages, notes and accrued interest receivable	20,357	17,119
Real estate portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization	4,316,989	4,260,962
Accounted for using the direct financing method	18,014	18,342
Real estate held for sale	6,220	7,746
Commercial mortgage residual interests	12,034	11,721
Accrued rental income, net of allowance	25,346	24,797
Debt costs, net of accumulated amortization	12,221	12,877
Other assets	97,665	95,367
Total assets	$4,518,462	$4,454,523

Liabilities:
Line of credit payable	$91,500	$46,400
Mortgages payable, including unamortized premium	9,181	9,475
Notes payable, net of unamortized discount	1,514,486	1,514,184
Accrued interest payable	27,996	17,142
Other liabilities	91,821	89,037
Total liabilities	1,734,984	1,676,238

Stockholders’ equity of NNN	2,782,938	2,777,045
Noncontrolling interests	540	1,240
Total equity	2,783,478	2,778,285

Total liabilities and equity	$4,518,462	$4,454,523

Common shares outstanding	122,972	121,992

Gross leasable area, Property Portfolio (square feet)	20,632	20,402

National Retail Properties, Inc Debt Summary As of March 31, 2014 (in thousands) (unaudited)
Unsecured Debt	Principal	Principal, Net of Discount	Stated Rate	Effective Rate	Maturity Date
Line of credit payable	$91,500	$91,500	L + 107.5 bps	—	October 2016

Unsecured notes payable:
2014	150,000	149,989	6.25%	5.91%	June 2014
2015	150,000	149,915	6.15%	6.19%	December 2015
2017	250,000	249,619	6.88%	6.92%	October 2017
2021	300,000	296,663	5.50%	5.69%	July 2021
2022	325,000	320,681	3.80%	3.98%	October 2022
2023	350,000	347,619	3.30%	3.39%	April 2023
Total	1,525,000	1,514,486

Total unsecured debt	$1,616,500	$1,605,986

Mortgages Payable	Principal Balance	Interest Rate	Maturity Date
Mortgage(1)	$6,389	5.75%	April 2016
Mortgage	2,091	6.90%	January 2017
Mortgage(2)	701	8.62%	April 2014 — April 2019
	$9,181
(1) Includes unamortized premium
(2) Represents the total balance of four separate mortgage loans and their weighted average interest rate

National Retail Properties, Inc.
Property Portfolio

Top 20 Lines of Trade

		As of March 31,
	Line of Trade	2014(1)	2013 (2)
1.	Convenience stores	19.6%	19.8%
2.	Restaurants – full service	9.5%	10.7%
3.	Automotive service	7.5%	7.7%
4.	Restaurants – limited service	6.0%	5.2%
5.	Automotive parts	5.1%	5.5%
6.	Theaters	4.5%	4.8%
7.	Health and fitness	4.2%	3.6%
8.	Bank	4.1%	0.2%
9.	Sporting goods	3.7%	4.0%
10.	Recreational vehicle dealers, parts and accessories	3.3%	2.9%
11.	Wholesale clubs	3.1%	3.4%
12.	Drug stores	2.7%	3.0%
13.	Consumer electronics	2.7%	3.0%
14.	Home improvement	2.5%	3.0%
15.	Family entertainment centers	2.3%	2.2%
16.	Travel plazas	2.0%	2.2%
17.	Medical service providers	1.8%	1.3%
18.	Home furnishings	1.6%	1.6%
19.	General merchandise	1.6%	1.5%
20.	Grocery	1.5%	1.6%
	Other	10.7%	12.8%
	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	20.5%	6.	Virginia	4.6%
2.	Florida	10.5%	7.	Indiana	3.9%
3.	Illinois	5.2%	8.	California	3.5%
4.	Georgia	4.8%	9.	Ohio	3.3%
5.	North Carolina	4.6%	10.	Pennsylvania	3.3%

(1)	Based on the annualized base rent for all leases in place as of March 31, 2014.

(2)	Based on the annualized base rent for all leases in place as of March 31, 2013.

National Retail Properties, Inc.
Property Portfolio

Top Tenants (> 2.0%)

	Properties	% of Total (1)
Susser Holdings	86	5.0%
Mister Car Wash	87	4.9%
Pantry	84	4.4%
7-Eleven	68	4.1%
LA Fitness	20	4.1%
SunTrust	121	3.8%
AMC Theatre	15	3.5%
Camping World	25	3.3%
BJ's Wholesale Club	7	3.1%
Best Buy	19	2.6%
Gander Mountain	10	2.3%
Energy Transfer Partners (Sunoco)	38	2.1%
Pull-A-Part	20	2.1%
Road Ranger	27	2.1%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area (3)		% of Total(1)	# of Properties	Gross Leasable Area (3)
2014	0.9%	21	272,000	2020	4.1%	109	1,396,000
2015	1.7%	33	525,000	2021	4.6%	100	937,000
2016	1.6%	31	559,000	2022	6.9%	94	1,166,000
2017	3.5%	47	1,026,000	2023	3.3%	55	942,000
2018	7.2%	175	1,502,000	2024	2.4%	41	590,000
2019	3.4%	60	1,016,000	Thereafter	60.4%	1,093	10,148,000

(1)	Based on the annual base rent of $401,149,000, which is the annualized base rent for all leases in place as of March 31, 2014.

(2)	As of March 31, 2014, the weighted average remaining lease term is 12 years.

(3)	Square feet.